For Immediate Release

Contact:
Debi Ethridge Vice President, Finance & Investor Relations dethridge@lodgian.com	Jerry Daly or Patrick Daly Daly Gray Public Relations (Media) jerry@dalygray.com

(404) 365-2719	(703) 435-6293

Edward Rohling to Join Lodgian as President

ATLANTA, Ga., July 14, 2005—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today announced that Edward J. Rohling, age 50, will join the company July 15 as president. He will report to W. Thomas Parrington, who will remain as chief executive officer and a member of Lodgian’s board of directors.

“Ed brings a full complement of hotel skills to our senior management team, including more than 23 years of hotel experience in operations, marketing, asset management, development and acquisitions,” Parrington said. “He has tremendous hands-on experience with the hotel segments and brands in our portfolio, as well as considerable public company experience. With his wealth of industry expertise, he is the ideal choice to take the reins when I step down as CEO.”

Prior to joining Lodgian, Rohling was the founder and principal of The Rohling Company, Hotel Equity Advisors, which provided acquisition, disposition, consulting and asset

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management services for more than 100 American and European hotels. Founded in 1998, the firm also served as an advisor to a number of highly regarded hotel industry financial sponsors, including Blackstone Real Estate Acquisitions L.L.C. and Apollo Real Estate Advisors.

Previously, Rohling was a general partner of Harvey Hotels, a predecessor of Bristol Hotels & Resorts, and one of the founders of Bristol Hotels, a New York Stock Exchange-listed company. During his 16-year tenure with the companies, Rohling served in a number of operating and executive capacities. In his last few years with the company, he oversaw acquisitions, and was senior vice president of corporate development prior to his departure in 1998. Rohling was instrumental in the 1995 Bristol Hotels acquisition of United Inns, a New York Stock Exchange-listed hospitality company that owned 26 hotels, and the 1997 acquisition of a portfolio of 45 Holiday Inn hotels and 15 management contracts from Bass PLC.

Rohling was actively involved in the 1995 public offering of Bristol Hotels. During his tenure there, the company grew from $10 million to $1 billion in enterprise value. The company’s real estate was acquired by FelCor Lodging Trust (NYSE: FCH) in 1998.

Prior to Bristol Hotels, Rohling spent five years with the Marriott Corporation. He is the past president and chairman of the Hotel Association of Greater Dallas. He holds a bachelor’s degree from the University of Illinois at Chicago. Rohling and his family will relocate to Atlanta.

About Lodgian

Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 81 hotels with 15,081 rooms

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located in 30 states and Canada. Of the company’s 81-hotel portfolio, 52 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 16 are Marriott brands (Courtyard by Marriott, Fairfield Inn, SpringHill Suites and Residence Inn), and 11 are affiliated with three other nationally recognized hospitality franchisors. Two hotels are independent, unbranded properties. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.

Forward-Looking Statements

This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.